EXHIBIT 10.7.1
FINAL
FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT
THIS FIRST AMENDMENT (the “Amendment”), dated December 29, 2006, is entered into by and between PURE EARTH, INC., a Delaware corporation (“Pure Earth”) and its wholly owned subsidiaries, SOUTH JERSEY DEVELOPMENT, INC., a Pennsylvania corporation (“South Jersey”), AMERICAN TRANSPORTATION & DISPOSAL SYSTEMS, LTD., a Delaware corporation (“American”), and JUDA CONSTRUCTION, LTD., a New York corporation (“Juda”), (collectively, the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), acting through its Wells Fargo Business Credit operating division.
RECITALS
The Borrower and the Lender are parties to a Credit and Security Agreement dated October 24, 2006 (as amended from time to time, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.
The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:
1. The definition of “Eligible Accounts” set forth in Section 1.1 of the Credit Agreement shall be deleted in its entirety and replaced with the following:
“’Eligible Accounts’ means all unpaid Accounts of the Borrower arising from the sale or lease of goods or the performance of services, net of any credits, but excluding any such Accounts having any of the following characteristics:
(i) That portion of Accounts unpaid 90 days or more after the invoice date;
(ii) That portion of Accounts related to goods or services with respect to which the Borrower has received notice of a claim or dispute, which are subject to a claim of set-off or a contra account (to the extent of such claim of set-off or contra account), or which reflect a reasonable reserve for warranty claims or returns;

(iii) That portion of Accounts not yet earned by the final delivery of goods or rendition of services, as applicable, by the Borrower to the customer, including progress billings, and that portion of Accounts for which an invoice has not been sent to the applicable account debtor;
(iv) Accounts constituting (i) proceeds of copyrightable material unless such copyrightable material shall have been registered with the United States Copyright Office, or (ii) proceeds of patentable inventions unless such patentable inventions have been registered with the United States Patent and Trademark Office;
(v) Accounts owed by any unit of government, whether foreign or domestic (provided, however, that there shall be included in Eligible Accounts that portion of Accounts owed by such units of government for which the Borrower has provided evidence satisfactory to the Lender that (A) the Lender has a first priority perfected security interest and (B) such Accounts may be enforced by the Lender directly against such unit of government under all applicable laws);
(vi) Accounts denominated in any currency other than United States dollars;
(vii) Accounts owed by an account debtor located outside the United States which are not (A) backed by a bank letter of credit naming the Lender as beneficiary or assigned to the Lender, in the Lender’s possession or control, and with respect to which a control agreement concerning the letter-of-credit rights is in effect, and acceptable to the Lender in all respects, in its sole discretion, or (B) covered by a foreign receivables insurance policy acceptable to the Lender in its sole discretion;
(viii) Accounts owed by an account debtor that is insolvent, the subject of bankruptcy proceedings or has gone out of business;
(ix) Accounts owed by an Owner, Subsidiary, Affiliate, Officer or employee of the Borrower;
(x) Accounts not subject to a duly perfected security interest in the Lender’s favor or which are subject to any Lien in favor of any Person other than the Lender;
(xi) That portion of Accounts that has been restructured, extended, amended or modified;
(xii) That portion of Accounts that constitutes advertising, finance charges, service charges or sales or excise taxes;

(xiii) Accounts owed by an account debtor, regardless of whether otherwise eligible, to the extent that the aggregate balance of such Accounts exceeds 25% of the aggregate amount of all Accounts (with ineligibility under this subsection limited to such excess), except:
(1) Accounts owed to the Borrower by Civetta Cousins, to the extent that the aggregate balance of such Accounts exceeds 35% of the aggregate amount of all Accounts (with ineligibility under this subsection limited to such excess);
(2) Until the earlier of (A) December 1, 2007, or (B) termination of payment bond 8204 40 51 issued by Federal Insurance Company, or (C) completion of work by the Borrower for The Laquila Group on the Rego Park Mall, Accounts owed to the Borrower by The Laquila Group with respect to the Rego Park Mall, to the extent that the aggregate balance of such Accounts exceeds the lesser of 50% of the aggregate amount of all Accounts or $2,500,000 (with ineligibility under this subsection limited to such excess). All other Accounts owed to the Borrower by The Laquila Group shall be deemed ineligible to the extent that the aggregate balance of such Accounts exceeds 25% of the aggregate amount of all Accounts or are otherwise ineligible;
(xiv) Accounts owed by an account debtor, regardless of whether otherwise eligible, if twenty-five percent (25%) or more of the total amount of Accounts due from such debtor is ineligible under clauses (i), (ii), or (x) above; and
(xv) Accounts, or portions thereof, otherwise deemed ineligible by the Lender in its sole reasonable discretion.”
2. Section 6.2(b) of the Credit Agreement shall be amended as follows:
“(b) Capital Expenditures. The Borrower will not incur or contract to incur unfinanced Capital Expenditures of more than $725,000 for the fiscal year ending December 31, 2006 and $300,000 in the aggregate during any subsequent fiscal year.”
3. Section 6.6 of the Credit Agreement shall be amended to add subsection (e) as follows:
“(e) The Administrative Borrower may advance up to $300,000, in the aggregate, during each calendar year, to its subsidiaries Terrasyn Environmental Corp., Environmental Venture Partners LLC, Bio Methods, LLC and Geo Methods, LLC. So long as no Default exists, any funds transferred to the Lender from Terrasyn Environmental Corp., Environmental Venture Partners LLC, Bio Methods, LLC and Geo Methods, LLC may be re-advanced to those entities by the Administrative Borrower and will not be used in calculating the foregoing $300,000 annual intercompany advance.”

4.  Consent to Acquisition. The Lender consents to the Borrower’s acquisition of Terrasyn Environmental Corp., Environmental Venture Partners LLC, Bio Methods, LLC and Geo Methods, LLC (collectively, the “Acquired Entities”) on the following conditions:
(a) The Lender shall have a first perfected lien upon and security interest in all assets of the Acquired Entities evidenced by a security agreement acceptable to the Lender; and
(b) The Acquired Entities shall guarantee the Indebtedness, unconditionally, evidenced by a guarantee acceptable to the Lender.
5. Exhibit B of the Credit Agreement shall be deleted and replaced with Exhibit B attached hereto.
6. Exhibit C of the Credit Agreement shall be amended to include the following:
“Leased Properties
36 Sheffield Street, Waterbury, Connecticut (initial term ends 2/28/09 with two (2) five year renewal options)”
7. Schedule 5.1 of the Credit Agreement shall be deleted in its entirety and replaced with Schedule 5.1 attached hereto.
8. Schedule 5.5 of the Credit Agreement shall be amended to reflect the addition of the following subsidiaries:
“Terrasyn Environmental Corp. (100% owned subsidiary of Pure Earth, Inc.)
Environmental Venture Partners LLC (100% owned subsidiary of Pure Earth, Inc.)
Bio Methods, LLC (100% owned subsidiary of Pure Earth, Inc.)
Geo Methods, LLC (100% owned subsidiary of Pure Earth, Inc.)”
9. Schedule 6.4 of the Credit Agreement shall be deleted in its entirety and replaced with Schedule 6.4 attached hereto
10. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.
11. Amendment Fee. On November 30, 2006, Borrower paid to the Lender a fully earned, non-refundable fee in the amount of $7,500 in consideration of the Lender’s execution and delivery of this Amendment.

12. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:
(a) A Certificate of the Secretary of the Borrower certifying as to (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the articles of incorporation and bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of Authority of the Borrower’s secretary or assistant secretary dated October 24, 2006 continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of Authority of the Borrower’s secretary or assistant secretary dated October 24, 2006, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.
(b) Payment of the fee described in Paragraph 7.
(c) Such other matters as the Lender may require.
13. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:
(a) The Borrower has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments has been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.
(b) The execution, delivery and performance by the Borrower of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.
(c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

14. References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.
15. No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.
16. Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.
17. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under Paragraph 7 of this Amendment.
18. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WELLS FARGO BANK,
NATIONAL ASSOCIATION		PURE EARTH, INC.

By:	/s/ Alan I. Cohen Alan I. Cohen	By:	/s/ Brent Kopenhaver Brent Kopenhaver
	Its Vice President, Relationship Manager		Its Executive Vice President

JUDA CONSTRUCTION, LTD.

		By:	/s/ Brent Kopenhaver Brent Kopenhaver
Its Treasurer

AMERICAN TRANSPORTATION &
DISPOSAL SYSTEMS, LTD.

		By:	/s/ Brent Kopenhaver Brent Kopenhaver
Its Treasurer

SOUTH JERSEY DEVELOPMENT, INC.

		By:	/s/ Brent Kopenhaver Brent Kopenhaver
Its Treasurer

Exhibit B to Credit and Security Agreement
COMPLIANCE CERTIFICATE

1.	To: Wells Fargo Bank, National Association
Date:	[ , 200 ]
Subject:	Financial Statements
In accordance with our Credit and Security Agreement dated as of [                    ] (as amended from time to time, the “Credit Agreement”), attached are the financial statements of PURE EARTH, INC., a Delaware corporation and its subsidiaries, SOUTH JERSEY DEVELOPMENT, INC., a Pennsylvania corporation, AMERICAN TRANSPORTATION & DISPOSAL SYSTEMS, LTD., a Delaware corporation, and JUDA CONSTRUCTION, LTD., a New York corporation (collectively, the “Borrower”) as of and for                     , 200_____  (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”). All terms used in this certificate have the meanings given in the Credit Agreement.
I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower’s financial condition as of the date thereof.
I further hereby certify as follows: Events of Default. (Check one):
•	☐ The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement except as previously reported in writing to the Lender.

•	☐ The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement not previously reported in writing to the Lender and attached hereto is a statement of the facts with respect to thereto. The Borrower acknowledges that pursuant to Section 2.6(d) of the Credit Agreement, the Lender may impose the Default Rate at any time during the resulting Default Period.

•	Material Adverse Change in Litigation Matters of the Borrower. I further hereby certify as follows (check one):
•	☐ The undersigned has no knowledge of any material adverse change to the litigation exposure of the Borrower or any of its Affiliates.

•	☐ The undersigned has knowledge of material adverse changes to the litigation exposure of the Borrower or any of its Affiliates not previously disclosed in Schedule 5.7. Attached to this Certificate is a statement of the facts with respect thereto.

Financial Covenants. I further hereby certify as follows (check and complete each of the following):
1. Minimum Tangible Net Worth. Pursuant to Section 6.2(a) of the Credit Agreement, as of the Reporting Date, the Borrower’s Tangible Net Worth was $                    , which ☐ satisfies ☐ does not satisfy the requirement that such amount be not less than $2,500,000 on the Reporting Date.
2. Capital Expenditures. Pursuant to Section 6.2(b) of the Credit Agreement, for the year-to-date period ending on the Reporting Date, the Borrower has expended or contracted to expend during the year ended [                    , 200_____,_] for unfinanced Capital Expenditures, $                                         in the aggregate, which ☐ satisfies ☐ does not satisfy the requirement that such unfinanced expenditures not exceed $725,000 in the aggregate during the fiscal year ending December 31, 2006 and $300,000 in the aggregate during any subsequent fiscal year.
3. Salaries. As of the Reporting Date, the Borrower has not paid excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation, and as a consequence ☐ is ☐  is not in compliance with Section 6.8 of the Credit Agreement.
4. Advances to Affiliates. As of the Reporting Date, outstanding advances to Terrasyn Environmental Corp. and Environmental Venture Partners LLC (the “Acquired Entities”) ☐ do ☐ do not $300,000 may be owed by Terrasyn Environmental Corp. and Environmental Venture Partners LLC to the Administrative Borrower at any time. For the year-to-date period ended                        _____, 200_____, the Administrative Borrower has advanced to the Acquired Entities $                     in the aggregate and has received $                     in the aggregate from the Acquired Entities.
Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

PURE EARTH, INC.

By:
Its Chief Financial Officer

Schedule 5.1 to Credit and Security Agreement
TRADE NAMES, CHIEF EXECUTIVE OFFICE, PRINCIPAL PLACE OF
BUSINESS,
AND LOCATIONS OF COLLATERAL
TRADE NAMES
•	Pure Earth, Inc. was formerly known as Info Investors, Inc. Its name was changed on January 17, 2006.

•	South Jersey Development, Inc. has operated only under its corporate name since inception.

•	Juda Construction, Ltd. has operated only under its corporate name since inception.

•	American Transportation & Disposal Systems, Ltd. has operated only under its corporate name since inception. It did, however, change its name to Pure Earth of New York, Inc. on April 24, 2006, and changed it back to American Transportation & Disposal Systems, Ltd. on September 1, 2006.

•	None of the borrowers has otherwise operated under any other trade name.
CHIEF EXECUTIVE OFFICE/PRINCIPAL PLACE OF BUSINESS
Pure Earth, Inc. Chief Executive Office and Principal Place of Business:
One Neshaminy Interplex, Suite 201
Trevose, PA 19053
South Jersey Development, Inc. Chief Executive Office:
One Neshaminy Interplex, Suite 201
Trevose, PA 19053
South Jersey Development, Inc. Principal Place of Business:
95-05 Fairview (95th Street)
North Bergen, NJ 07047

Juda Construction, Ltd. Chief Executive Office and Principal Place of Business:
1215 E. Bay Avenue
Bronx, NY 10474
American Transportation & Disposal Systems, Ltd. Chief Executive Office and Principal Place of Business:
400 Tiffany Street
Bronx, NY 10474
Terrasyn Environmental Corp.
36 Sheffield Street
Waterbury, CT 06704
Environmental Venture Partners, LLC
36 Sheffield Street
Waterbury, CT 06704
Bio Methods, LLC
36 Sheffield Street
Waterbury, CT 06704
Geo Methods, LLC
36 Sheffield Street
Waterbury, CT 06704

S-5.1-1

OTHER INVENTORY AND EQUIPMENT LOCATIONS
Inventory –
N/A
Equipment –
•	Juda Construction, Ltd. owns a crushing unit located at 95-05 Fairview (95th Street), North Bergen, NJ 07047, which is operated by South Jersey Development, Inc. All other Juda equipment is stored at 400 Tiffany Street, Bronx, NY.

•	South Jersey Development, Inc.’s equipment is located at 95-05 Fairview (95th Street), North Bergen, NJ 07047.
S-5.1-2

Schedule 5.2 to Credit and Security Agreement
CAPITALIZATION OF PURE EARTH, INC. AND ORGANIZATIONAL CHART

		No. of shares (after
	Type of	exercise of all rights	Percent interest on
Holder	Rights/Stock	to acquire shares)	a fully diluted basis

Public Company	Common Stock	15,207,889	100%
Attach organizational chart showing the ownership structure of all Subsidiaries of the Borrower.

Schedule 6.4 to Credit and Security Agreement
Permitted Indebtedness and Guaranties
INDEBTEDNESS

	Principal
	Amount
	(as of	Maturity	Monthly
Creditor	8/31/06)	Date	Payment	Collateral
Orix Financial Services	$208,019.95	9/1/08	$9,314.00	2- 2006 Kenworths
Hitachi	$30,780.00	7/5/07	$3,078.00	Kawasaki Loader
Key Equipment	$39,820.35	7/6/07	$3,770.00	2004 Kenworth
DCS	$42,540.20	5/9/08	$2,153.40	2001 Kenworth
GE Commercial	$20,158.04	12/20/06	$6,806.47	2- 2003 Kenworths
GE Commercial	$4,067.54	12/20/06	$1,376.26	2004 Flowboys
GE Transportation Finance	$21,337.20	3/2/07	$3,127.10	2- 2004 Flowboys
Pacar Financial	$50,357.35	9/1/07	$4,397.35	2005 Kenworth
Pinnacle – All Points	$500,660.01	4/15/09	$18,240.00	1987 Cat. Exc.; 1994 Hitachi Exc.; and other equipment
Key Equipment	$274,541.54	9/12/06	$12,863.11	3- 2005 Kenworths
DCS	$299,960.42	9/23/08	$12,928.08	3- 2006 Western Stars
DCS	$543.576.99	6/18/11	$11,275.42	4- 2006 Western Stars
John Deere	$108,598.54	9/10/09	$3,218.38	JD750 Tractor
Subordinated Debentures	$800,000.00	6/30/08	N/A	Stock
Mgmt Loan-Mark Alsentzer	$319,873.13 (as of 9-30-06)	Demand	N/A	Unsecured
Mgmt Loan-Brent Kopenhaver	$51,350.95 (as of 9-30-06)	Demand	N/A	Unsecured
Mgmt Loan-Whitney Contracting	$75,000.00 (as of 9-30-06)	Demand	N/A	Unsecured
Mgmt Loan-CNT Partners	$8,996.00 (as of 9-30-06)	Demand	N/A	Unsecured
Mgmt Loan-Interest	$19,827.16 (as of 9-30-06)	Demand	N/A	Unsecured

	Principal
	Amount
	(as of	Maturity	Monthly
Creditor	8/31/06)	Date	Payment	Collateral
Mgmt Loan-Chris Uzzi	$426,000.00 (as of 9-30-06)	Demand	N/A	Unsecured
Mgmt Loan-Fullerton Land	$190,000.00 (as of 9-30-06)	Demand	N/A	Unsecured
Mgmt Loan-Whitney Contracting	$2,443.46 (as of 90-30-06)	Demand	N/A	Unsecured
Loehmann-Blasius Chevrolet, Inc.	$45,952.80	10/2011	$765.88	2007 Chevrolet Avalanche
Loehmann-Blasius Chevrolet, Inc.	$30,406.20	10/2011	$506.77	2004 Ford F-150
Pure Earth, Inc.	$11,500.00	On Demand	Short-Term Loan	1985 Gus Pech Rotary/Auger Drill Machine

*	Obligation of South Jersey

**	Obligation of Pure Earth

***	Obligation of American
All other obligations above are obligations of Juda.
All indebtedness of Borrowers relating to Permitted Liens as of the date of this Agreement is Permitted Indebtedness hereunder, whether or not listed above.
GUARANTIES

Amount and Description of
Primary Obligor	Obligation Guaranteed	Beneficiary of Guaranty

NONE
S-6.4-2